Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined balance sheet as of June 30, 2026 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025. The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X in order to give effect to the Merger (as defined and described below) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

On August 12, 2026 (the “Acquisition Date”), Global Net Lease, Inc. (“GNL” or the “Company”), together with its direct and indirect subsidiaries, GNL Motion Merger Sub, LLC (“REIT Merger Sub”), Global Net Lease Operating Partnership, L.P. (the “OP”) and GNL Motion OpCo Merger Sub, LLC (“OpCo Merger Sub”) consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) with Modiv Industrial, Inc. (NYSE: MDV) (“Modiv”) and Modiv Operating Partnership, LP (the “Modiv Operating Partnership”).

Pursuant to the terms and conditions of the Merger Agreement, on the Acquisition Date, (i) Modiv merged with and into REIT Merger Sub with REIT Merger Sub continuing as the surviving entity (the “Modiv Merger”) and (ii) contemporaneously with the Modiv Merger, OpCo Merger Sub merged with and into the Modiv Operating Partnership, with the Modiv Operating Partnership being the surviving entity (the “OpCo Merger” and, together with the Modiv Merger, the “Merger”).

The following unaudited pro forma condensed combined financial statements have been prepared by applying the acquisition method of accounting with GNL treated as the acquiror for accounting purposes. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of GNL and historical consolidated financial statements of Modiv as adjusted to give effect to the Merger.

The unaudited pro forma condensed combined financial information is qualified in its entirety and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements as well as the following documents:

•	The separate historical financial statements of GNL as of and for the six months ended June 30, 2026 and the related notes included in GNL’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

•	The separate historical financial statements of GNL as of and for the year ended December 31, 2025 and the related notes included in GNL’s Annual Report on Form 10-K for the year ended December 31, 2025.

•	The separate historical financial statements of Modiv as of and for the six months ended June 30, 2026 and the related notes included in Modiv’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, which have been incorporated by reference into the Company’s current report on Form 8-K/A with which these pro forma financial statements are filed.

•	The separate historical financial statements of Modiv as of and for the year ended December 31, 2025 and the related notes included in Modiv’s Annual Report on Form 10-K for the year ended December 31, 2025, which have been incorporated by reference into the Company’s current report on Form 8-K/A with which these pro forma financial statements are filed.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026, and the year ended December 31, 2025 give effect to the Merger as if it had occurred on January 1, 2025.

These unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, based on assumptions and estimates that GNL’s management considers appropriate. GNL has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated lives of Modiv’s assets acquired and liabilities assumed and the related allocation of the purchase price, and the final allocation of the purchase price will be determined after completion of an analysis to determine the estimated fair value of Modiv’s assets and liabilities, and associated tax adjustments. The pro forma adjustments contained herein reflect management's best estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and additional analyses are performed. GNL’s management believes these assumptions provide a reasonable basis for presenting the material effects directly attributable to the Merger, and that the adjustments have been appropriately applied throughout these financial statements. As these unaudited pro forma condensed combined financial statements have been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. These unaudited pro forma condensed combined financial statements are not intended to reflect what GNL's actual financial condition or results of operations would have been had the Merger occurred on the dates indicated, nor are they intended to be indicative of GNL's future financial position or results of operations. Further, these unaudited pro forma condensed combined financial statements do not reflect any operating synergies, cost savings or revenue enhancements that may result from the Merger, the costs to integrate the operations of GNL and Modiv, or the costs necessary to achieve those operating synergies, cost savings and revenue enhancements.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(In thousands, except share and per share amounts)

	HISTORICAL GNL	HISTORICAL MODIV AS RECLASSIFIED	PRO FORMA TRANSACTIONS ADJUSTMENTS		PRO FORMA GNL COMBINED
		(Note 2)	(Note 4)
ASSETS
Real estate investments, at cost:
Land	$636,934	$108,600	$9,260	(a)	$754,794
Buildings, fixtures and improvements	3,468,728	388,749	(21,613	)(b)	3,835,864
Construction in progress	406	—	—		406
Acquired intangible lease assets	492,330	15,100	37,659	(c)	545,089
Total real estate investments, at cost	4,598,398	512,449	25,306		5,136,153
Less accumulated depreciation and amortization	(989,221)	(75,498)	75,498	(d)	(989,221)
Total real estate investments, net	3,609,177	436,951	100,804		4,146,932
Real estate assets held for sale	33,834	—	—		33,834
Assets related to discontinued operations	—	—	—		—
Cash and cash equivalents	153,640	21,626	—	(e)	175,266
Restricted cash	14,352	—	—		14,352
Derivative assets, at fair value	978	1,705	(451	)(f)	2,232
Unbilled straight-line rent	71,952	25,595	(25,595	)(g)	71,952
Operating lease right-of-use asset	60,958	—	—		60,958
Prepaid expenses and other assets	53,636	1,783	—		55,419
Multi-tenant disposition receivable, net	2,475	—	—		2,475
Deferred tax assets	5,105	—	—		5,105
Goodwill	45,516	—	876	(h)	46,392
Deferred financing costs, net	14,465	—	—		14,465
Total Assets	$4,066,088	$487,660	$75,634		$4,629,382

LIABILITIES AND EQUITY
Mortgage notes payable, net	$986,880	$23,590	$(23,590	)(i)	$986,880
Credit facility term loan, net	—	249,749	(249,749	)(j)	—
Revolving credit facility	472,946	—	316,514	(k)	789,460
Senior notes, net	940,019	—	—		940,019
Acquired intangible lease liabilities, net	15,781	6,604	7,159	(l)	29,544
Derivative liabilities, at fair value	1,797	—	—		1,797
Accounts payable and accrued expenses	42,771	4,208	4,813	(m)	51,792
Operating lease liability	40,043	—	—		40,043
Prepaid rent	26,962	1,341	—		28,303
Deferred tax liability	17,403	—	—		17,403
Dividends payable	11,623	2,054	(2,054	)(n)	11,623
Real estate liabilities held for sale	164	—	—		164
Liabilities related to discontinued operations	596	—	—		596
Total Liabilities	2,556,985	287,546	53,093		2,897,624
Commitments and contingencies	—	—	—		—
Stockholders’ Equity:
Preferred stock, at par	240	2	(2	)(o)	240
Common stock, at par	3,440	11	193	(p)	3,644
Additional paid-in capital	4,205,625	338,171	(155,089	)(q)	4,388,707
Treasury stock	—	(7,112)	7,112	(r)	—
Accumulated other comprehensive income	16,480	755	(755	)(s)	16,480
Accumulated deficit	(2,716,682)	(170,579)	165,766	(t)	(2,721,495)
Total Stockholders’ Equity	1,509,103	161,248	17,225		1,687,576
Non-controlling interest	—	38,866	5,316	(u)	44,182
Total Equity	1,509,103	200,114	22,541		1,731,758
Total Liabilities and Equity	$4,066,088	$487,660	$75,634		$4,629,382

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(In thousands, except share and per share amounts)

	HISTORICAL GNL	HISTORICAL MODIV AS RECLASSIFIED	PRO FORMA TRANSACTIONS ADJUSTMENTS		PRO FORMA GNL COMBINED
		(Note 2)	(Note 5)
Revenue from tenants	$221,761	$23,397	$(463	)(a)	$244,695

Expenses:
Property operating	26,325	1,729	—		28,054
Impairment charges	14,810	—	—		14,810
Merger, transaction and other costs	10,948	3,403	—		14,351
General and administrative	24,028	2,711	—		26,739
Equity-based compensation	7,984	1,548	—		9,532
Depreciation and amortization	83,124	7,364	3,179	(c)	93,667
Total expenses	167,219	16,755	3,179		187,153
Operating income before gain on dispositions of real estate investments	54,542	6,642	(3,642)		57,542
Gain on dispositions of real estate investments	31,129	7,542	—		38,671
Operating income	85,671	14,184	(3,642)		96,213
Other income (expense):
Interest expense	(78,011)	(7,957)	2,577	(d)	(83,391)
Loss on extinguishment and modification of debt	(13,618)	—	—		(13,618)
Gain on derivative instruments	2,763	—	—		2,763
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	1,816	—	—		1,816
Income from unconsolidated investment in a real estate property	—	38	—	(e)	38
Other income	450	(75)	—		375
Total other (expense) income, net	(86,600)	(7,994)	2,577		(92,017)
Net (loss) income before income tax	(929)	6,190	(1,065)		4,196
Income tax expense	(6,417)	—	—		(6,417)
(Loss) income from continuing operations	(7,346)	6,190	(1,065)		(2,221)
Net (income) loss attributable to non-controlling interest	—	(902)	949	(f)	47
Preferred stock dividends	(21,872)	(1,548)	1,548	(g)	(21,872)
Net (loss) income from continuing operations attributable to common stockholders	$(29,218)	$3,740	$1,432		$(24,046)

Basic and Diluted Loss Per Share:
Net loss per share from continuing operations attributable to common stockholders — Basic and Diluted	$(0.14)				$(0.11)

Weighted average common shares outstanding — Basic and Diluted (h)	212,681,722				233,069,479

GLOBAL NET LEASE, INC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share amounts)

	HISTORICAL GNL	HISTORICAL MODIV AS RECLASSIFIED	PRO FORMA TRANSACTIONS ADJUSTMENTS		PRO FORMA GNL COMBINED
		(Note 2)	(Note 5)
Revenue from tenants	$495,286	$46,387	$(2,633	)(a)	$539,040

Expenses:
Property operating	51,206	3,460	—		54,666
Impairment charges	157,532	5,814	—		163,346
Merger, transaction and other costs	6,662	—	4,813	(b)	11,475
General and administrative	52,753	5,811	—		58,564
Equity-based compensation	12,514	2,915	—		15,429
Depreciation and amortization	191,189	15,087	5,999	(c)	212,275
Goodwill impairment	7,134	—	—		7,134
Total expenses	478,990	33,087	10,812		522,889
Operating income before gain on dispositions of real estate investments	16,296	13,300	(13,445)		16,151
Gain on dispositions of real estate investments	94,687	2,520	—		97,207
Operating income (loss)	110,983	15,820	(13,445)		113,358
Other (expense) income:
Interest expense	(194,718)	(16,917)	6,157	(d)	(205,478)
Loss on extinguishment and modification of debt	(11,222)	—	—		(11,222)
Loss on derivative instruments	(10,676)	—	—		(10,676)
Unrealized losses on undesignated foreign currency advances and other hedge ineffectiveness	(12,644)	—	—		(12,644)
Income from unconsolidated investment in a real estate property	—	758	—	(e)	758
Other income	4,331	893	—		5,224
Total other (expense) income, net	(224,929)	(15,266)	6,157		(234,038)
Net (loss) income before income tax	(113,946)	554	(7,288)		(120,680)
Income tax expense	(21,801)	—	—		(21,801)
(Loss) income from continuing operations	(135,747)	554	(7,288)		(142,481)
Net loss attributable to non-controlling interest	—	514	2,360	(f)	2,874
Preferred stock dividends	(43,743)	(3,202)	3,202	(g)	(43,743)
Net loss from continuing operations attributable to common stockholders	$(179,490)	$(2,134)	$(1,726)		$(183,350)

Basic and Diluted Loss Per Share:
Net loss per share from continuing operations attributable to common stockholders — Basic and Diluted	$(0.81)				$(0.77)

Weighted average common shares outstanding — Basic and Diluted (h)	223,255,282				243,643,039

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1 — Description of Transaction

On the Acquisition Date, GNL consummated the transactions contemplated by the Merger Agreement, thereby acquiring Modiv through the merger of Modiv with and into REIT Merger Sub and the merger of OpCo Merger Sub with and into the Modiv Operating Partnership. As a result of the Merger, Modiv became a wholly-owned subsidiary of GNL.

Under the terms of the Merger Agreement, Modiv stockholders received 1.975 newly-issued shares of GNL Common Stock, par value $0.01 (“GNL Common Stock”) for each share of Modiv’s Class C Common Stock, par value $0.001 (the “Modiv Common Stock”). Also, holders of Modiv’s Class C limited partnership units (the “Modiv Class C Units”) received 1.975 newly-issued units of limited partnership interest in the OP (the “GNL OP Units”). In addition, GNL repaid Modiv’s (1) $23.7 million mortgage notes payable (the “Modiv Mortgage Notes Payable”), (2) $250 million credit facility term loan (the “Modiv Term Loan”) and (3) 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 (the “Modiv Preferred Stock”) upon consummation of the Merger, using proceeds from GNL’s revolving credit facility (the “GNL Revolving Credit Facility”).

Note 2 — Basis of Presentation

The GNL and Modiv historical financial information has been derived from the consolidated financial statements included in GNL’s and Modiv’s Quarterly Reports on Form 10-Q for the six months ended June 30, 2026, and GNL’s and Modiv’s Annual Reports on Form 10-K for the year ended December 31, 2025, which have been incorporated by reference into the Company’s current report on Form 8-K/A with which these pro forma financial statements are filed. Additionally, the accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. Certain historical amounts of Modiv have been reclassified to conform to GNL’s financial statement presentation (see below).

The unaudited pro forma condensed combined financial information is qualified in its entirety and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements as well as the following documents:

•	The separate historical financial statements of GNL as of and for the six months ended June 30, 2026 and the related notes included in GNL’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

•	The separate historical financial statements of GNL as of and for the year ended December 31, 2025 and the related notes included in GNL’s Annual Report on Form 10-K for the year ended December 31, 2025.

•	The separate historical financial statements of Modiv as of and for the six months ended June 30, 2026 and the related notes included in Modiv’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

•	The separate historical financial statements of Modiv as of and for the year ended December 31, 2025 and the related notes included in Modiv’s Annual Report on Form 10-K for the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, which requires the determination of the acquiror, the merger date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. GNL’s management has determined that GNL represents the accounting acquiror in the Merger based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to these transactions. As a result, GNL will record the business combination in its financial statements and will apply the acquisition method to account for the assets acquired and liabilities assumed from Modiv. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed in the Merger.

To prepare the unaudited pro forma condensed combined financial information, GNL adjusted Modiv’s assets and liabilities to their estimated combined fair values based on preliminary valuation work. As of the date of this filing, GNL has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated lives of Modiv’s assets to be acquired and liabilities to be assumed and the related allocation of the purchase price. The final allocation of the purchase price will be determined after completion of an analysis to determine the estimated fair value of Modiv’s assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Adjustments to Historical Modiv Balance Sheet

To conform the presentation of Modiv’s historical balance sheet as of June 30, 2026 to GNL’s balance sheet presentation, the following adjustments to Modiv’s historical balance sheet were made:

•	Tenant origination and absorption costs on Modiv’s June 30, 2026 balance sheet of $13.5 million was reclassified to GNL’s acquired intangible lease assets.

•	Above-market lease intangibles, net of $1.1 million on Modiv’s June 30, 2026 balance sheet was reclassified as follows:

◦	$1.6 million of gross above-market lease intangibles has been reclassified to GNL’s acquired intangible lease assets, and

◦	$0.4 million of accumulated amortization related to above-market lease intangibles has been reclassified to GNL’s accumulated depreciation and amortization.

•	Tenant deferred rent and other receivables on Modiv’s June 30, 2026 balance sheet of $25.8 million was reclassified as follows:

◦	$25.6 million of straight-line rent has been reclassified to GNL’s unbilled straight-line rent, and

◦	$0.2 million of tenant rent and reimbursements has been reclassified to GNL’s prepaid expenses and other assets.

•	Unearned rent included in accounts payable, accrued and other liabilities on Modiv’s June 30, 2026 balance sheet of $1.3 million has been reclassified to GNL’s prepaid rent.

Adjustments to Historical Modiv Statements of Operations

To conform the presentation of Modiv’s historical statements of operations to GNL’s statements of operations presentation, the following adjustments to Modiv’s historical statements of operations were made:

•	Interest and other income in Modiv’s June 30, 2026 statement of operations of $0.1 million has been reclassified to GNL’s other income.

•	Loss on other investments in Modiv’s June 30, 2026 statement of operations of $0.2 million has been reclassified to GNL’s other income.

•	Interest and other income in Modiv’s December 31, 2025 statement of operations of $0.9 million has been reclassified to GNL’s other income.

Note 3 — Preliminary Purchase Price Allocation

Estimated Preliminary Purchase Price

The following table presents a preliminary purchase price estimate to affect the Merger. The estimated equity consideration portion of the preliminary purchase price was based on the outstanding share or unit count as of June 30, 2026 and the closing price of GNL’s Common Stock as of August 12, 2026.

(in thousands)	Notes	Amount	Consideration Type
Fair value of GNL Common Stock issued to holders of Modiv Common Stock	3a	$183,286	GNL Common Stock
Fair value of GNL OP Units issued to holders of Modiv’s Class C OP Units	3b	44,182	GNL OP Units
Total equity consideration		227,468
Cash used to repay the Modiv Mortgage Notes Payable, the Modiv Term Loan and the Modiv Preferred Stock	3c	316,514	Cash
Total estimated preliminary purchase price		$543,982

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(3a)	The following table presents the fair value of GNL Common Stock issued to holders of Modiv Common Stock:

Modiv Common Stock
Outstanding shares of Modiv Common Stock as of June 30, 2026	10,323,670
Conversion ratio per Merger Agreement	1.975
Subtotal	20,389,248
Fractional shares paid in cash (see (3c) below)	(1,491)
Total number of shares of GNL Common Stock issued	20,387,757
Closing price of GNL Common Stock as of August 12, 2026	$8.99
Fair value of GNL Common Stock issued to holders of Modiv Common Stock (in thousands)	$183,286

(3b)	The following table presents the fair value of GNL OP Units issued to holders of Modiv Class C OP Units:

Modiv Class C Units
Modiv’s Class C OP Units outstanding as of June 30, 2026 (1)	2,488,371
Conversion ratio per Merger Agreement	1.975
Subtotal	4,914,532
Fractional OP Units paid in cash (see (3c) below)	(6)
Total number of GNL OP Units issued	4,914,526
Closing price of GNL Common Stock as of August 12, 2026	$8.99
Fair value of GNL OP Units issued to holders of Modiv’s Class C OP Units (in thousands)	$44,182

(1) The conversion of Modiv’s unvested Class X OP Units into vested Class C OP Units occurred immediately prior to the closing of the Merger.

(3c)	The following table presents the cash used to repay the Modiv Mortgage Notes Payable, the Modiv Term Loan, the Modiv Preferred Stock and cash paid in lieu of GNL Common Stock and GNL OP Units:

As of
June 30, 2026
Cash used to repay:
Modiv’s Mortgage Notes Payable, including accrued interest	$23,742
Modiv Term Loan, including accrued interest	250,458
Modiv Preferred Stock (1)	42,301
Cash paid in lieu of GNL Common Stock and GNL OP Units	13
Total cash used	$316,514

(1) Represents 1,677,588 shares of Modiv Preferred Stock outstanding as of June 30, 2026 multiplied by the $25.00 liquidation preference and accrued dividends.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

The following table presents the total number of shares of GNL Common Stock issued to holders of Modiv Common Stock and the resulting par value:

Total
Total number of shares of GNL Common Stock issued to holders of Modiv Common Stock (per 3(a) above)	20,387,757
Par value per share of GNL Common Stock	$0.01
Par value of shares of GNL Common Stock issued to holders of Modiv Common Stock (in thousands)	$204

Preliminary Purchase Price Allocation

The following table presents the preliminary purchase price allocation to assets acquired and liabilities assumed, as if the Merger had occurred on June 30, 2026:

(in thousands)	As of June 30, 2026
Total estimated preliminary purchase price	$543,982
Assets Acquired:
Land	$117,860
Buildings, fixtures and improvements	367,136
Total tangible assets	484,996
Acquired intangible assets:
In-place leases	41,575
Above-market lease assets	11,184
Total acquired intangible lease assets	52,759
Cash and cash equivalents	21,626
Derivative assets, at fair value	1,254
Prepaid expenses and other assets	1,783
Total assets acquired	$562,418

Liabilities Assumed:
Acquired intangible lease liabilities	$13,763
Accounts payable and accrued expenses	4,208
Prepaid rent	1,341
Total liabilities assumed	$19,312
Estimated preliminary fair value of net assets acquired	$543,106
Goodwill	$876

The purchase price allocation presented above has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of the assets acquired and liabilities assumed as of the Acquisition Date. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The final determination will be completed as soon as practicable but no later than one year after Acquisition Date. Any increase or decrease following the Merger in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results presented in the unaudited pro forma condensed combined GNL financial statements herein, due to differences in the allocation of the purchase consideration, as well as changes in the depreciation and amortization related to some of the acquired assets.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 4 — Pro Forma Adjustments - Unaudited Condensed Combined Balance Sheet

(a)	To adjust acquired land to an estimate of their fair values, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv’s historical land	$(108,600)
Estimated fair value of land acquired	117,860
Total pro forma adjustment	$9,260

(b)	To adjust acquired buildings, fixtures and improvements to an estimate of their fair values, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv’s historical buildings and improvements	$(388,749)
Estimated fair value of buildings and improvements acquired	367,136
Total pro forma adjustment	$(21,613)

Depreciation will be computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land and building improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests. The estimated fair values and estimated useful lives are preliminary and subject to change until GNL finalizes its valuations.

(c)	To adjust acquired intangible lease assets to an estimate of their fair values, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv’s historical acquired intangible lease assets	$(15,100)
Estimated fair value of intangible lease assets acquired	52,759
Total pro forma adjustment	$37,659

The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, will be amortized to expense over the remaining periods of the respective leases. The estimated fair values and estimated useful lives are preliminary and subject to change once GNL finalizes its valuations.

(d)	To eliminate Modiv’s historical accumulated depreciation and amortization.

(e)	The table below details the pro forma cash transactions.

As of
(in thousands)	June 30, 2026
Cash received from draws on the GNL Revolving Credit Facility (see (k) below)	$316,514
Cash used to fully repay the Modiv Mortgage Notes Payable, gross (see Note 3)	(23,742)
Cash used to fully repay the Modiv Term Loan, gross (see Note 3)	(250,458)
Cash used to fully repay the Modiv Preferred Stock (see Note 3)	(42,301)
Cash paid in lieu of GNL Common Stock and GNL OP Units (see Note 3)	(13)
Total pro forma adjustment	$—

(f)	To adjust derivative assets, at fair value to their estimated fair value as of the Acquisition Date.

(g)	To eliminate Modiv’s unbilled straight-line rent, which is not treated as a separately recognized asset on the combined company’s balance sheet.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(h)	To record goodwill based on the preliminary estimated fair values of Modiv’s assets acquired and liabilities assumed and the related allocation of the purchase price, as described in Note 2 — Basis of Presentation. Goodwill is calculated as the difference between the Acquisition Date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(i)	To eliminate the Modiv Mortgage Notes Payable, net of deferred financing costs. GNL repaid the Modiv Mortgage Notes Payable upon consummation of the Merger.

(j)	To eliminate the Modiv Term Loan, net of deferred financing costs. GNL repaid the Modiv Term Loan upon consummation of the Merger.

(k)	To record pro forma GNL Revolving Credit Facility draws, as follows:

As of
(in thousands)	June 30, 2026
Draw for repayment of the Modiv Mortgage Notes Payable (see (e) above)	$23,742
Draw for repayment of the Modiv Term Loan (see (e) above)	250,458
Draw for repayment of the Modiv Preferred Stock (see (e) above)	42,301
Draw for cash paid in lieu of GNL Common Stock and GNL OP Units (see (e) above)	13
Total pro forma adjustment	$316,514

(l)	To adjust acquired intangible lease liabilities, net, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv’s historical acquired intangible lease liabilities, net	$(6,604)
Estimated fair value of Modiv’s acquired intangible lease liabilities	13,763
Total pro forma adjustment	$7,159

(m)	Represents accrual of additional estimated transaction costs to be incurred by GNL subsequent to June 30, 2026.

(n)	To eliminate Modiv’s dividends payable.

(o)	To eliminate the Modiv Preferred Stock, at par. GNL repaid the Modiv Preferred Stock upon consummation of the Merger.

(p)	To eliminate the Modiv Common Stock, at par and record the issuance of GNL Common Stock, at par, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv Common Stock, at par	$(11)
GNL Common Stock, at par, issued in the Merger (see Note 3)	204
Total pro forma adjustment	$193

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(q)	To record the additional paid in capital portion of the merger consideration, at fair value less par, eliminate Modiv’s additional paid-in capital, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv’s historical additional paid-in capital	$(338,171)
Estimated fair value of GNL Common Stock issued to holders of Modiv Common Stock (see Note 3)	183,286
Less: par value of GNL Common Stock issued in the Merger (see Note 3)	(204)
Total pro forma adjustment	$(155,089)

(r)	To eliminate Modiv’s treasury stock.

(s)	To eliminate Modiv’s accumulated other comprehensive income.

(t)	To adjust accumulated deficit, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv’s historical accumulated deficit	$170,579
Estimated GNL transaction costs to complete the Merger (see Note 5b)	(4,813)
Total pro forma adjustment	$165,766

(u)	To adjust non-controlling interest, as follows:

As of
(in thousands)	June 30, 2026
Eliminate Modiv’s historical non-controlling interest	$(38,866)
Fair value of GNL OP Units issued for Modiv Class C Units (see Note 3)	44,182
Total pro forma adjustment	$5,316

Note 5 — Pro Forma Adjustments - Statements of Operations

(a)	The following table represents revenue adjustments to straight-line rent, below-market lease accretion and above-market lease amortization using the most recent data for lease terms, assuming an acquisition date of January 1, 2025.

	Six Months Ended	Year Ended
(in thousands)	June 30, 2026	December 31, 2025
Adjustments to straight-line rent	$117	$(1,491)
Adjustments to below-market lease accretion	(22)	(42)
Adjustments to above-market lease amortization	(558)	(1,100)
Total pro forma adjustment	$(463)	$(2,633)

(b)	Represents adjustments to transaction costs as follows:

Year Ended
(in thousands)	December 31, 2025
Total estimated GNL transaction costs to complete the Merger	$12,041
Transaction costs already recorded in GNL’s June 30, 2026 historical financial statements	(7,228)
Total pro forma adjustment	4,813

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(c)	To adjust depreciation and amortization expense, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2026	December 31, 2025
Eliminate Modiv’s historical depreciation and amortization expense	$(7,364)	$(15,087)
Estimated depreciation expense of acquired tangible real estate assets	7,644	15,288
Estimated amortization expense of acquired in-place lease assets	2,899	5,798
Total pro forma adjustment	$3,179	$5,999

(d)	To adjust interest expense, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2026	December 31, 2025
Eliminate Modiv’s historical interest expense	$7,957	$16,917
Additional interest expense attributable to borrowings under the GNL Revolving Credit Facility (1)	(5,380)	(10,760)
Total pro forma adjustment — decrease to interest expense	$2,577	$6,157

(1)	Assumes a draw on the GNL Revolving Credit Facility of $316.5 million at a weighted-average effective interest rate of 3.40%. A change to the effective interest rate of 0.125% would increase or decrease the additional interest expense attributable to the GNL Revolving Credit Facility draws (including accordion draws) by $0.2 million for the six months ended June 30, 2026, or $0.4 million for the year ended December 31, 2025.

(e)	Modiv fully acquired this investment property during the first quarter of 2026. The pro forma statements of operations include $38,000 and $0.8 million, respectively, related to this investment property as income in the historical condensed consolidated statement of operations for the respective periods. Such income is not expected to recur. Now that this investment property is a wholly owned investment, going forward, this property’s activity will be included in revenue and property operating expenses in the consolidated statement of operations.

(f)	To adjust net loss attributable to non-controlling interests, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2026	December 31, 2025
Eliminate Modiv’s historical net income (loss) attributable to non-controlling interests	$902	$(514)
Add non-controlling interest adjustment for issuance of GNL OP Units	47	2,874
Total pro forma adjustment	$949	$2,360

(g)	To eliminate historical preferred stock dividends related to the Modiv Preferred Stock. GNL repaid the Modiv Preferred Stock upon consummation of the Merger.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(h)	To adjust the weighted-average GNL Common Stock outstanding for the periods presented reflecting the shares issued in the total consideration, as follows:

	Six Months Ended	Year Ended
	June 30, 2026	December 31, 2025
Historical weighted-average shares of GNL Common Stock outstanding	212,681,722	223,255,282
Shares of GNL Common Stock issued to Modiv stockholders (see Note 3)	20,387,757	20,387,757
Pro forma weighted-average shares of GNL Common Stock outstanding	233,069,479	243,643,039